SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
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STEEL TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Kentucky	61-0712014
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

15415 Shelbyville Road
Louisville, Kentucky 40245
(Address of Principal Executive Offices, including Zip Code)
_______________

SECOND STEEL TECHNOLOGIES INC. NONEMPLOYEE DIRECTORS STOCK PLAN
(Full title of the plan)
_______________

John M. Baumann, Jr.
Secretary and General Counsel
Steel Technologies Inc.
15415 Shelbyville Road
Louisville, Kentucky 40245
(Name and address of agent for service)
_______________

(502) 245-2110
(Telephone number, including area code, of agent for service)
_______________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, no par value.......................	50,000 shares	$25.76	$1,288,000	$152.00
Preferred Share Purchase Rights (2)............	None	None	None	None

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low prices of the Common Stock as reported on The Nasdaq Stock Market on March 14, 2005.

(2)

Any value attributable to the Preferred Share Purchase Rights is reflected in the value of the Common Stock. Because no separate consideration is paid for the Preferred Share Purchase Rights, the registration fee for such securities is included in the fee for the Common Stock.

INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE

     Pursuant to General Instruction E of Form S-8, the contents of the Registrant's previously-filed registration statement on Form S-8 (File No. 333-91798) relating to the Second Steel Technologies Inc. Nonemployee Directors Stock Plan are incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on the 14th day of March, 2005.

STEEL TECHNOLOGIES INC.

By: /s/ Bradford T. Ray
Bradford T. Ray
Chairman of the Board

Signature	Title	Date

/s/ Bradford T. Ray Bradford T. Ray	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	March 14, 2005

Michael J. Carroll * Michael J. Carroll	President and Chief Operating Officer and Director	March 14, 2005

Joseph P. Bellino * Joseph P. Bellino	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 14, 2005

Merwin J. Ray * Merwin J. Ray	Founding Chairman and Director	March 14, 2005

Stuart N. Ray * Stuart N. Ray	Vice President and Director	March 14, 2005

Doug A. Bawel * Doug A. Bawel	Director	March 14, 2005

Jimmy Dan Conner * Jimmy Dan Conner	Director	March 14, 2005

Mark G. Essig* Mark G. Essig	Director	March 14, 2005

William E. Hellmann * William E. Hellmann	Director	March 14, 2005

Andrew J. Payton * Andrew J. Payton	Director	March 14, 2005

*By: /s/ John M. Baumann, Jr. John M. Baumann, Jr. Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number		Description of Exhibits

4.1	--

Second Restated Articles of Incorporation of the Registrant (incorporated herein by reference to exhibit 3.1 filed with the Company's Annual Report on Form 10-K (file no. 0-14061) for the fiscal year ended September 30, 2000)

4.2	--

Second Amended By-Laws of the Registrant (incorporated herein by reference to exhibit 3.2 filed with the Company's Annual Report on Form 10-K (file no. 0-4061) for the fiscal year ended September 30, 2000)

4.3	--

Rights Agreement, dated as of April 24, 1998, between Steel Technologies Inc. and National City Bank, as Successor Rights Agent, which includes as Exhibit A the form of Third Articles of Amendment to the Restated Articles of Incorporation, as Exhibit B the form of Rights Certificate and as Exhibit C a Summary of the Rights (incorporated herein by reference to exhibit 1 filed with the Company's registration statement on Form 8-A (file no. 0-14061) dated May 12, 1998)

5.1	--	Opinion and consent of Stites & Harbison, PLLC

23.1	--	Consent of Stites & Harbison, PLLC (included in Exhibit 5.1)

23.2	--	Consent of PricewaterhouseCoopers LLP

24.1	--	Powers of attorney